Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: November 28, 2022

ROMULUS CAPITAL I, L.P.

By: Palatine Hill Ventures GP LLC, general partner

/s/ Krishna K. Gupta
Name: Krishna K. Gupta Title: Managing Member

PALATINE HILL VENTURES GP LLC

/s/ Krishna K. Gupta
Name: Krishna K. Gupta Title: Managing Member

ROMULUS CAPITAL II, L.P. ROMULUS CAPITAL III, L.P. ROMULUS ELC B3 SPECIAL OPPORTUNITY, L.P.

By: Romulus Capital Partners II LLC, general partner

/s/ Krishna K. Gupta
Name: Krishna K. Gupta Title: Managing Member

ROMULUS CAPITAL PARTNERS II LLC

/s/ Krishna K. Gupta
Name: Krishna K. Gupta Title: Managing Member

KKG ENTERPRISES LLC

/s/ Krishna K. Gupta
Name: Krishna K. Gupta Title: Managing Member

ZAFFRAN SPECIAL OPPORTUNITIES LLC

/s/ Krishna K. Gupta
Name: Krishna K. Gupta Title: General Partner

/s/ Krishna K. Gupta
KRISHNA K. GUPTA

/s/ Neil Chheda
NEIL CHHEDA